UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2007

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10653 South River Front Parkway, Suite 300
South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2007, Scott K. Sorensen announced his intention to resign as Chief Financial Officer of Headwaters Incorporated (the “Company”) effective August 31, 2007.  Steven G. Stewart will become Headwaters’ Chief Financial Officer on September 4, 2007.  A copy of the Company’s press release announcing these changes is attached as exhibit 99.1.

The significant terms of Mr. Stewart’s employment arrangement, which will be subject to definitive documentation, are as follows:

•                  Annual salary of $297,254

•                  Participation in Headwaters’ Short-Term Incentive Bonus Plan

•                  Participation in future long term incentive programs

•                  Participation in other benefit plans available to Headwaters’ executives and employees, including medical, dental, vision, life, and disability insurance, as well as the Company’s 401(k) plan and the Employee Stock Purchase Plan

•                  Company vehicle

Mr. Stewart is also expected to enter into the Company’s Executive Change in Control Agreement.  The form of agreement was previously filed with the Securities and Exchange Commission as  Exhibit 99.17 to the Company’s Quarterly Report on Form 10-Q, for the quarter ended June 30, 2006.

The Company intends to enter into an indemnity agreement with Mr. Stewart, which provides, among other things, that the Company will indemnify him, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party to by reason of his position as an officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company’s bylaws.

Mr. Stewart, 59, served as Headwaters’ Chief Financial Officer from July 1998 to September 2005, as Treasurer from October 2005 to March 2006, and as Director of Financial Affairs from April 2006 to August 2007. Mr. Stewart is currently serving as a member of the board of directors of BSD Medical Corporation (AMEX: BSM) where he serves on the audit committee.  Prior to his appointment as Chief Financial Officer of the Company, Mr. Stewart served as Vice President of Finance and Treasurer from April 1998 through July 1998. From October 1996 through March 1998, Mr. Stewart was a business assurance partner at PricewaterhouseCoopers LLP (formerly Coopers & Lybrand LLP), with primary responsibility for public companies operating in the high technology, mining and extractive industries. From January 1994 through September 1996, Mr. Stewart was self-employed. Prior to 1994, Mr. Stewart was an audit partner with Ernst & Young (formerly Arthur Young) and was the Salt Lake City office Director of High Technology and Entrepreneurial Services. Mr. Stewart graduated with a B.S. degree in accounting from Brigham Young University in 1973 and is a Certified Public Accountant.

There is no arrangement or understanding between Mr. Stewart and any other person, pursuant to which Mr. Stewart is to be selected as an officer of the Company, that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Stewart and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Stewart is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.               Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 99.1:	Press release announcing resignation of Scott K. Sorensen and return of Steven G. Stewart as CFO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:            August 15, 2007

HEADWATERS INCORPORATED
(Registrant)

By:	/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)